Exhibit 1.2

WELLS FINANCIAL CORP.
up to 97,963 Shares
(subject to increase up to 112,657 Shares)

COMMON STOCK
($0.10 Par Value)

Subscription Price $____ Per Share

AGENCY AGREEMENT
(this “Agreement”)

___________, 2015

Sterne, Agee & Leach, Inc.
1 North Wacker Drive
Suite 3500

Chicago, Illinois 60606

Ladies and Gentlemen:

Wells Financial Corp., a Minnesota corporation (the “Company”), the Company’s wholly-owned subsidiary Wells Federal Bank, a Minnesota state-chartered bank (the “Bank,” and together with the Company, the “Wells Parties”), and St. James Federal Savings and Loan Association, a federally chartered savings association in mutual form (“St. James,” and together with the Company and the Bank, the “Primary Parties”) (references to St. James include St. James in mutual or stock form as the context requires) hereby confirm, severally and not jointly, their agreement with Sterne, Agee & Leach, Inc., (the “Agent”), as follows:

Section 1.            The Offering.  The Company, in accordance with the Agreement and Plan of Conversion Merger dated as of November 14, 2014 (the “Merger Agreement”) by and among the Company, the Bank and St. James, intends to acquire St. James in connection with St. James’ conversion from the mutual form of organization to the stock form of organization (the “Conversion”), and immediately thereafter to cause St. James to merge with and into the Bank, with the Bank as the resulting institution (the “Merger” and, together with the Conversion, the “Conversion Merger”). Pursuant to a Plan of Conversion Merger of St. James with the Bank, adopted by the Board of Directors of each of St. James, the Company and the Bank (the “Plan”), the Company will offer and sell up to 97,963 shares (subject to increase up to 112,657 shares) of its common stock, $0.10 par value per share (the “Shares”), in a subscription offering (the “Subscription Offering”) to (1) depositors of St. James with Qualifying Deposits (as defined in the Plan), as of September 30, 2013 (“Eligible Account Holders”), (2) the Company’s tax-qualified employee stock ownership plan (the “ESOP”), (3) depositors of St. James with Qualifying Deposits (as defined in the Plan), as of [DATE] (“Supplemental Eligible Account Holders”), and (4) other depositor members of St. James as defined in the Plan (“Other Members”). Subject to the prior subscription rights of the above-listed parties, the Company may offer for sale in a community offering (the “Community Offering” and, when referred to together with or subsequent to the Subscription Offering, the “Subscription and Community Offering”) the Shares not subscribed for in the Subscription Offering to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered, with a preference given first to natural persons (including trusts of natural persons) who are residents of St. James, Minnesota or Watonwan County, Minnesota, and second to the Company’s existing shareholders as of ___________. It is anticipated that Shares not subscribed for in the Subscription and Community Offering may be offered to certain members of the general public on a best efforts basis through a selected dealers agreement (the “Syndicated Community Offering”)

(the Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as the “Offering”). It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Company may reject, in whole or in part, any orders received in the Community Offering or Syndicated Community Offering. It is acknowledged that the number of Shares to be sold in the Offering may be increased or decreased as described in the Plan. If the number of Shares is increased or decreased in accordance with the Plan, the term “Shares” shall mean such greater or lesser number, where applicable.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-202694) (including any supplement or amendment, the “Registration Statement”), containing a prospectus relating to the Offering, for the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and has filed such amendments thereto and such amended prospectuses as may have been required to the date hereof. The term “Registration Statement” shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as supplemented and amended, and including any exhibits thereto, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) differing from the prospectus on file at the time the Registration Statement initially became effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

In accordance with the conversion regulations (the “Conversion Regulations”) of the Office of the Comptroller of the Currency (the “OCC”), (i) St. James has filed with the OCC an Application For Conversion on Form AC (together with any amendment or supplement, any ancillary documents or submissions, any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-approval amendments and supplements, the “Conversion Application”), including the Conversion Valuation Appraisal Report prepared by McAuliffe Financial, LLC and as amended or supplemented (the “Appraisal”), and containing a prospectus relating to the Offering, and has filed such amendments thereto as may have been required to the date hereof; (ii) the Company has submitted to the Board of Governors of the Federal Reserve System (the “FRB”) a written request for a waiver of the requirement to file an application under Section 4(c)(8) of the Bank Holding Company Act with respect to the acquisition of St. James (together with any and all amendments or supplements thereto and any ancillary documents or submissions, the “Holding Company Waiver Request”); (iii) the Bank and St. James have filed an Interagency Bank Merger Act Application for the Merger with the Federal Deposit Insurance Corporation (the “FDIC”) (together with any supplements or amendments thereto or ancillary documents or submissions, and all documents incorporated by reference therein and all exhibits thereto, the “Interagency Application”) and (iv) the Bank has filed a merger application with the Division of Financial Institutions of the Department of Commerce of the State of Minnesota (“MDFI”) (the “Merger Application”). Collectively, the Conversion Application, the Holding Company Waiver Request and the Interagency Application are referred to as the “Applications.” The OCC has approved the Conversion Application and authorized the use of the Prospectus.

Section 2.            Retention of Agent; Compensation; Sale and Delivery of the Shares.  Subject to the terms and conditions herein set forth, the Company hereby appoints the Agent as its exclusive financial advisor and marketing agent and St. James hereby appoints the Agent as its records agent (i) to utilize its best efforts to solicit subscriptions for Shares and to advise and assist the Company and St. James with respect to the Company’s sale of the Shares in the Offering and (ii) to act as sole book running manager in connection with the solicitation of purchase orders for Shares in the Syndicated Community Offering, if necessary.

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On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointments and agrees to consult with and advise the Company, the Bank and St. James as to the matters set forth in the letter agreement, dated October 24, 2014, between the Company and the Agent (a copy of which is attached hereto as Exhibit A), and the letter agreement dated October 24, 2014 between St. James and the Agent (a copy of which is attached hereto as Exhibit B). Each of the Primary Parties acknowledges that the Agent shall not be required to purchase any Shares or be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders.

The appointment of the Agent pursuant to this Agreement shall terminate upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription and Community Offering (the “End Date”) unless the Primary Parties and the Agent agree to extend such period and the OCC agree to extend the period of time in which the Shares may be sold. All fees or expenses due to the Agent but unpaid will be payable to the Agent in same day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Company and the Agent may agree to renew this Agreement under mutually acceptable terms.

If any of the Shares remain available after the expiration of the Subscription and Community Offering, at the request of the Company and St. James, the Agent may, in its sole discretion, seek to form a syndicate of registered brokers or dealers (“Selected Dealers”) to assist in the solicitation of purchase orders of such Shares on a best efforts basis in a Syndicated Community Offering, subject to the terms of a selected dealer agreement. The Agent will serve as sole book running manager for the Syndicated Community Offering. The Agent will endeavor to distribute the Shares among the Selected Dealers, if any, in a fashion that best meets the distribution objectives of the Company and St. James and the requirements of the Plan, which may result in limiting the allocation of Shares to certain Selected Dealers. It is understood that in no event shall the Agent be obligated to take or purchase any Shares in the Offering, nor shall the Agent be obligated to take any action that is inconsistent with any applicable laws, regulations, decisions or orders.

In the event the Company is unable to sell a minimum of 72,407 Shares within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them plus accrued interest, as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 9, 11 and 12 hereof. In the event this Agreement is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees due to the date of such termination pursuant to subparagraphs (a) and (d) below.

The Agent will receive the following compensation for its services hereunder:

(a)          The Company will pay to the Agent a management fee of $25,000 (the “Management Fee”), payable as follows: (i) $12,500 upon the execution of that certain engagement letter dated October 24, 2014 between the Agent and the Company (which amount has already been paid to the Agent); and (ii) $12,500 upon the initial filing of the Registration Statement with the Commission [(which amount has already been paid to the Agent)]. The Management Fee will be refundable to the Company to the extent not actually incurred by the Agent. The amount of the Management Fee paid to the Agent will be credited, on a dollar for dollar basis, toward the Success Fee incurred hereunder.

(b)          The Company will pay to the Agent a success fee equal to 6.00% of the dollar value of the Shares sold in the Offering (the “Success Fee”), subject to a minimum Success Fee of $175,000.

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(c)          The Company will pay all of its fees, disbursements and expenses in connection with the Offering customarily borne by issuers, including without limitation, (i) the cost of obtaining all securities and bank regulatory approvals, including any required Commission or Financial Industry Regulatory Authority (“FINRA”) filing fees; (ii) the cost of printing and distributing the offering materials; (iii) the costs of blue sky qualification (including fees and expenses of blue sky counsel) of the Shares in the various states; (iv) listing fees; (v) all fees and disbursements of the Company’s counsel, accountants and other advisors; (vi) the establishment and operational expenses for the stock information center; and (vii) Syndicated Community Offering expenses associated with the offering. In the event the Agent incurs any such fees and expenses on behalf of the Company, the Company will reimburse the Agent for such fees and expenses whether or not the Offering is consummated.

(d)          Whether or not the Offering is consummated and in addition to any fees payable to the Agent pursuant to Exhibit A, the Company will reimburse the Agent for all of its reasonable out-of-pocket expenses incurred in connection with, or arising out of, the Agent’s activities under, or contemplated by, its engagement hereunder, including without limitation the Agent’s travel costs, meals and lodging, photocopying, data processing fees and expenses, advertising and communications expenses, which will not exceed $10,000. In addition, the Agent will be reimbursed for its legal fees which will not exceed $75,000 (including the reasonable out-of-pocket expenses of its legal counsel). All expense reimbursements to be made to the Agent hereunder shall be made by the Company promptly upon submission by the Agent to the Company of statements thereof.

The Agent shall also receive a fee of $35,000 payable by St. James for certain records agent services set forth in Exhibit B, $5,000 of which has already been paid to the Agent and is nonrefundable and the balance of which shall be payable to the Agent upon the mailing of subscription documents. Whether or not the proposed Conversion Merger and Offering are consummated, and in addition to any fees payable to the Agent pursuant to this paragraph, St. James will reimburse the Agent for all of its reasonable out-of-pocket expenses incurred in connection with, or arising out of, the Agent’s activities under, or contemplated by, its engagement as records agent, including without limitation the Agent’s travel costs, meals and lodging, photocopying, data processing fees and expenses, which will not exceed $5,000. All expense reimbursements to be made to the Agent shall be made by St. James promptly upon submission by the Agent to St. James of statements therefore.

Section 3.            Sale and Delivery of Shares.  If all conditions precedent to the consummation of the Conversion Merger, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery either book-entry ownership statements or physical certificates for such Shares, as applicable, on the Closing Date (as hereafter defined) against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 10 hereof shall have been complied with to the reasonable satisfaction of the Agent or its counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Company and the Agent as set forth in Section 16. Book-entry ownership statements or physical stock certificates for Shares shall be delivered directly to the purchasers in accordance with their directions as provided by the Company to the Company’s registrar and transfer agent. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the “Closing Date.” The Company, the Bank and St. James will pay any stock issue and transfer taxes that may be payable with respect to the issuance of the Shares.

Section 4.            Representations and Warranties of the Wells Parties.  The Wells Parties jointly and severally represent and warrant to and agree with the Agent as follows:

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(a)          The Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Agent, have been declared effective by the Commission, and no other document with respect to the Registration Statement has been filed with the Commission. No stop order suspending the effectiveness of the Registration Statement (including the Prospectus) or any post-effective amendment thereto, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

(b)          The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations. On the effective date, as of the Applicable Time and on the Closing Date, neither the Registration Statement nor the Prospectus (together with any supplement or amendment) contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)          Any statistical and market related data contained in any Permitted Free Writing Prospectus (as hereinafter defined), the Prospectus, the General Disclosure Package (as hereinafter defined) and the Registration Statement are based on or derived from sources which the Wells Parties believe were reliable and accurate at the time they were filed with the Commission. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”) contained in the Registration Statement, the General Disclosure Package, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(d)          Neither the Company nor the Bank has directly or indirectly distributed or otherwise used, and will not directly or indirectly distribute or otherwise use, any prospectus, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) or other offering material (including, without limitation, content on the Company’s or the Bank’s websites that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the Offering and the sale of the Shares other than any Permitted Free Writing Prospectus (as hereinafter defined) or the Prospectus or other materials permitted by the 1933 Act and the 1933 Act Regulations distributed by the Company and reviewed and approved in advance for distribution by the Agent. The Company has not, directly or indirectly, prepared or used and will not directly or indirectly, prepare or use, any Permitted Free Writing Prospectus except in compliance with the filing and other requirements of Rules 164 and 433 of the 1933 Act Regulations; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the 1933 Act, filed with the Commission), the sending or giving, by the Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 (without reliance on subsections (b), (c) and (d) for Rule 164); and the Company is not an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations) as of the eligibility determination date for purposes of Rules 164 and 433 of the 1933 Act Regulations with respect to the offering of the Shares or otherwise precluded under Rule 164 from using free writing prospectuses in connection with the offering of the Shares.

(e)          As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not

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misleading. The preceding sentence does not apply to the Agent Information (as hereinafter defined or the St. James Information (as hereinafter defined). As used in this paragraph and elsewhere in this Agreement:

(i)          “Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

(ii)         “Statutory Prospectus” as of any time, means the Prospectus relating to the Shares that is included in the Registration Statement relating to the Shares immediately prior to the Applicable Time, including any document incorporated by reference therein.

(iii)        “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) of the 1933 Act Regulations, relating to the Shares in the form filed or required to be filed or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act Regulations. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173 of the 1933 Act Regulations.

(iv)        “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

(v)         “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the 1933 Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the 1933 Act Regulations or otherwise, even though not required to be filed with the Commission.

(vi)        “Permitted Free Writing Prospectus” means any free writing prospectus as defined in Rule 405 of the 1933 Act Regulations that is consented to by the Company and the Agent.

(f)          Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the Shares or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free-Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free-Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

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(g)          The Interagency Application has been approved by the FDIC and such approval remains in full force and effect. All required waiting periods have elapsed and all conditions of such approval have been satisfied. The Interagency Application did and will comply as to form in all material respects with all applicable rules and regulations of the FDIC (except as modified or waived by the FDIC). The Interagency Application, including the Prospectus (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(h) shall not apply to statements or omissions made in reliance upon and in conformity with the Agent Information (as hereinafter defined), and provided further, however, that nothing has come to the attention of the Company or the Bank that would lead them to believe that the Agent Information (as hereinafter defined) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)          The Holding Company Waiver Request has been granted by the FRB and such waiver remains in full force and effect.

(i)           Other than the approval of the Interagency Application by the FDIC, the approval of the Merger Application by the MDFI, the grant of the Holding Company Waiver Request by the FRB and the grant of effectiveness of the Registration Statement by the Commission thereof, no applications or notices are required to be filed by the Wells Parties with, and no approvals, authorizations or non-objections are required by the Wells Parties from, the Commission, the FDIC, the FRB, the MDFI or any other federal, state, local or foreign court, arbitrator, regulatory authority, self regulatory organization, or governmental agency or body (each, a “Governmental Authority”) with respect to the Conversion Merger.

(j)           The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective, as of the Applicable Time and on the Closing Date referred to in Section 3, complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations and the OCC regulations, as applicable, and, at or prior to the time of their first use, will have received all required authorizations of the Commission and the OCC and any other applicable regulator, for use in final form. No approval of any other regulatory or supervisory or other public authority is required in connection with the distribution of the Prospectus, and any supplemental sales literature that has not been obtained and a copy of which has been delivered to the Agent or its counsel. The Wells Parties have not distributed any offering material in connection with the Offering except for the Prospectus and any supplemental sales material that has been filed with the Registration Statement and the Interagency Application and authorized for use by the Commission, the OCC or any other applicable regulator. The information contained in the supplemental sales material filed as an exhibit to the Registration Statement and the Interagency Application does not conflict in any material respects with information contained in the Registration Statement and the Prospectus. No order has been issued by any state securities administrator preventing or suspending the use of the Prospectus or any supplemental sales material authorized by the Wells Parties for use in connection with the Offering and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion Merger or the Offering is pending or, to the knowledge of the Wells Parties, threatened.

(k)          The Merger Agreement and the Plan have been adopted by the Board of Directors of each of the Bank and the Company. To the knowledge of the Wells Parties, no person has sought to obtain review of the final action of the FDIC, the MDFI, the FRB or the OCC or any

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Governmental Authority in approving the Applications and the Conversion Merger or in not objecting thereto.

(l)           The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Minnesota and is duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus. The Wells Parties have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, except those that individually or in the aggregate would not have a material adverse effect on the conduct of the business, financial condition, results of operations, affairs or prospects (a “Material Adverse Effect”) of the Wells Parties, taken as a whole. All such licenses, permits and governmental authorizations are in full force and effect, and the Wells Parties are in all material respects complying therewith and with all laws, rules, regulations and orders applicable to the operation of their respective businesses. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification except where the failure to be so qualified would not result in a Material Adverse Effect. The Company does not own equity securities or any equity interest in any other business enterprise except the Bank or as described in the Registration Statement and the Prospectus. The authorized capital stock of the Company consists of 7,000,000 shares of common stock, par value $0.10 per share (the “Company Common Stock”), and 500,000 shares of preferred stock, no par value per share (the “Company Preferred Stock”). Prior to the Offering, there are [2,091,898] shares of Company Common Stock issued and outstanding and no shares of Company Preferred Stock issued and outstanding. All outstanding shares of Company Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws and conform in all material respects to the description of the Shares contained in the Prospectus. No such shares were issued in violation of the preemptive or similar rights of any security holder of the Company. At the Closing, (i) all of the Shares offered and sold in the Offering will be duly authorized, validly issued and fully paid and non-assessable and owned free and clear of any security interest, mortgage, pledge, lien, encumbrances or legal or equitable claim, and (ii) there will be no outstanding warrants, rights or options to purchase any securities of the Company other than options and shares of restricted stock issued under the Wells Financial Corp. 2003 Stock Option Plan and the Wells Federal Bank 2003 Stock Bonus Plan.

(m)         The Company’s only direct or indirect subsidiaries are the Bank and Wells Insurance Agency, Inc. The Bank is duly chartered and is validly existing as a state-chartered bank under the laws of the State of Minnesota, with power and authority to own its properties and conduct its business as described in each of the Registration Statement and the Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or to be in good standing does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All of the issued shares of capital stock of the Bank have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly by the Company free and clear of any pledge, lien, encumbrance, claim or equity. The Company does not, and following the Conversion Merger will not, own or control, directly or indirectly, any corporation, association or other entity other than the Bank and Wells Insurance Agency, Inc.

(n)          Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or generally applicable regulatory restrictions, there are no encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of the Company or the Bank (i) to pay dividends or make any other distributions on its

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capital stock or to pay any indebtedness owed to another party, (ii) to make any loans or advances to, or investments in, another party or (iii) to transfer any of its property or assets to another party.

(o)          The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to do so would not have a Material Adverse Effect on the Wells Parties, taken as a whole. Neither the Bank, nor any of its directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(p)          The Bank is a member in good standing of the Federal Home Loan Bank of Des Moines (“FHLB-Des Moines”). The deposit accounts of the Bank are, and following the Conversion Merger will be, insured by the FDIC up to the applicable limits. No proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company or the Bank, threatened. [Upon consummation of the Conversion Merger, the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, will be duly established in accordance with the requirements of applicable federal and state laws and regulations.]

(q)          The Wells Parties have good and marketable title to all real property and good title to all other assets material to the business of the Wells Parties and to those properties and assets described in the Registration Statement and the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and the Prospectus or would not result in a Material Adverse Effect with respect to the business of the Wells Parties; and all of the leases and subleases material to the business of the Wells Parties, including those described in the Registration Statement and the Prospectus, are in full force and effect.

(r)          The Company has received an opinion of its special counsel, Jones Walker LLP, with respect to the legality of the Shares to be issued and the federal income tax consequences of the Conversion Merger, and an opinion of its tax advisor, Quinlivan & Hughes, P.A., with respect to the Minnesota state income tax consequences of the Conversion Merger, and all material aspects of such opinions are accurately summarized in the Registration Statement and the Prospectus. The Company represents and warrants that the facts upon which such opinions are based are truthful, accurate and complete in all material respects. Neither the Company nor the Bank has taken or will take any action inconsistent therewith.

(s)          The Wells Parties have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof and to issue and sell the Shares as provided herein and as described in the Registration Statement and the Prospectus [subject to approval or confirmation of the appraisal by the OCC]. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of each of the Wells Parties. This Agreement has been validly executed and delivered by each of the Wells Parties and, assuming due execution and delivery by the Agent and by St. James, is the valid, legal and binding agreement of each of the Wells Parties, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of bank holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as

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against public policy or pursuant to applicable federal law and the rules and regulations of the FRB or the FDIC).

(t)          The Wells Parties have all such power, authority, authorizations, approvals and orders as may be required to enter into the Merger Agreement and to carry out the provisions and conditions thereof. The execution, delivery and performance of the Merger Agreement and the consummation of the transactions therein contemplated have been duly and validly authorized by all necessary corporate action on the part of each of the Wells Parties. The Merger Agreement has been validly executed and delivered by each of the Wells Parties and, assuming the due execution thereof by St. James, is the valid, legal and binding agreement of each of the Wells Parties, enforceable in accordance with its terms.

(u)          As of the date hereof, as of the Applicable Time and as of the Closing Date, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor the Bank are subject to and have not been advised by the FRB, the MDFI or the FDIC, or any other federal or state governmental authorities, that it is considering issuing or requesting, any cease and desist order, written agreement, directive, memorandum of understanding or similar undertaking, other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. None of the Wells Parties is in violation of any written directive received from the Commission, the FRB, the MDFI, the FDIC or any other Governmental Authority to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Commission, the MDFI, the FDIC and the FRB).

(v)         Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no suit or proceeding or charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of the Wells Parties, threatened, which would reasonably be expected to materially and adversely affect the Conversion Merger, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan and the Merger Agreement as described in the Registration Statement, the General Disclosure Package and the Prospectus, or which might result in any Material Adverse Effect on the Wells Parties, taken as a whole.

(w)         The consolidated financial statements, schedules and notes related thereto which are included in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the balance sheets, income statements, statements of comprehensive income, statements of stockholders’ equity and mezzanine equity and statements of cash flows of the Company and the Bank on a consolidated basis, and the pro forma information regarding the Company following the Conversion Merger, at the respective dates indicated and for the respective periods covered thereby comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations and of applicable Governmental Authorities. Such consolidated financial statements, schedules and notes related thereto have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Company and the Bank with the MDFI, the FDIC or FRB, except to the extent that accounting principles employed in such regulatory filings with the MDFI, the FDIC and the FRB conform to the requirements of the MDFI, the FDIC or the FRB, as applicable, and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited consolidated financial statements of the Company included in the Registration

10

Statement, the General Disclosure Package and the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

(x)          Each of the Wells Parties carries, or is covered by, insurance in such amounts and covering such risks as the Wells Parties believe is adequate for the conduct of their business and the value of their properties as is customary for companies engaged in a similar industry. All policies of insurance insuring the Company or the Bank or any of their respective business, assets, employees, officers or directors are in full force and effect. Each Wells Party is in compliance with the terms of such insurance policies and instruments in all material respects and there are no claims by any of them under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. No Wells Party has been refused any insurance coverage sought or applied for during the last four years, nor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(y)         Since the respective dates as of which information is given in the Registration Statement, including the Prospectus, and except as disclosed in the General Disclosure Package and the Prospectus: (i) there has not been any material adverse change, financial or otherwise, in the condition earnings, capital, properties, business or prospects of the Wells Parties considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of the Wells Parties considered as one enterprise, or in the principal amount of assets which are classified by any of such entities as impaired, substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in stockholders equity or equity capital or total assets of the Wells Parties considered as one enterprise, nor have any of the Wells Parties issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by any of the Wells Parties; (iv) there has been no material adverse change in any of the Wells Parties’ relationship with its insurance carriers, including, without limitation, cancellation or other termination of any fidelity bond or any other type of insurance coverage; (v) there has been no material change in management of any of the Wells Parties; (vi) none of the Wells Parties has sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (vii) the Wells Parties have not defaulted in the payment of principal or interest on any outstanding debt obligations; (viii) there has been no dividend or distribution of any kind declared, paid or made by the Wells Parties on any class of their capital stock other than quarterly cash dividends on its common stock; (ix) the capitalization, liabilities, assets, properties and business of the Wells Parties conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; and (x) the Wells Parties have no material liabilities, contingent or otherwise, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(z)          None of the Wells Parties is (i) in violation of their respective articles of incorporation, charters, certificates of incorporation, organizational certificates or bylaws (and none of the Wells Parties will be in violation of its articles of incorporation, charters, certificates of incorporation, organizational certificates or bylaws at the Closing Date), or (ii) in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture, mortgage, or other instrument to which it is a party or by which it or any of its property may be bound, or to which any of the property or assets of the Wells Parties is subject, and there are no contracts or documents of the Wells Parties that are required to be filed as exhibits to the Registration Statement, the Interagency Application or the Holding Company Waiver Request that have

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not been so filed. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, or result in the creation of any lien, charge or encumbrance upon any of the assets of any of the Wells Parties pursuant to (A) the respective articles of incorporation, charters or bylaws of the Wells Parties or (B) any contract, lease or other instrument in which the Wells Parties has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to any of the Wells Parties, except in the case of (i)(B) or (ii) above, for violations which would not have a Material Adverse Effect; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Wells Parties.

(aa)        Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Wells Parties is conducting its respective business in compliance with all statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Authority (including, without limitation, all regulations and orders of, or agreements with the FRB, the FDIC and the MDFI) applicable to it, except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Wells Parties, taken as a whole.

(bb)       No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration of the Shares under the 1933 Act, as may be required under the rules and regulations of FINRA, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the offer, sale, purchase or distribution of the Shares.

(cc)        No Wells Party, or, to the their knowledge, any director, officer, agent, employee or affiliate of any Wells Party, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(dd)       All documents made available or delivered by, or to be made available to or delivered by a Wells Party or its representatives in connection with the issuance and sale of the Shares, or in connection with the Agent’s exercise of its due diligence, except for those documents which were prepared by parties other than the Wells Parties or their representatives, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

(ee)       Upon consummation of the Offering and the Conversion Merger, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization”; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable, except for Shares purchased by the ESOP with funds borrowed from the Company to the extent payment therefor in cash has not been received by the Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The Company expects that the Shares will be quoted on the OTCQB Marketplace operated by OTC Markets Group, Inc. (the

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“OTCQB Marketplace”). Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

(ff)         No Wells Party has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement or the Prospectus, or filed as an exhibit to the Holding Company Waiver Request or the Interagency Application, and, to the knowledge of each Wells Party, no such termination has been threatened by any party to any such contract or agreement.

(gg)       Subsequent to the date the Prospectus is authorized for use by the OCC and the Registration Statement is declared effective by the Commission, and prior to the Closing Date, except as otherwise may be indicated or contemplated in the Prospectus, none of the Wells Parties has or will have issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business.

(hh)       No Wells Party maintains any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), except as may be disclosed in the Registration Statement and the Prospectus. In addition, (i) the employee benefit plans, including any pension plans and employee welfare benefit plans, of the Wells Parties (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (ii) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Wells Parties for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (iii) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Wells Parties and (iv) all Employee Plans of the Wells Parties that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the knowledge of the Wells Parties, threatened, claims by or on behalf of any Employee Plan of the Wells Parties, by any employee or beneficiary covered under any such Employee Plan or by any Governmental Authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(ii)          No approval of any Governmental Authority is required in connection with the execution and delivery by Wells Parties of this Agreement, the completion of the Conversion Merger, or the issuance of the Shares, except for the approval of the FDIC, the MDFI, the OCC and the grant of a waiver by the FRB, declaration of effectiveness of the Registration Statement by the Commission and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of FINRA.

(jj)          McGladrey LLP, which has certified the audited consolidated financial statements of the Company included in the Registration Statement and the Prospectus, has advised the Company in writing that they are, with respect to the Company, independent registered public accountants within the applicable rules of the Public Company Accounting Oversight Board (United States), and such firm is not, with respect to the Wells Parties, in violation of the auditor independence requirements of the Sarbanes Oxley Act of 2002.

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(kk)        [McAuliffe Financial, LLC, which has prepared the appraisal of the aggregate pro forma market value of St. James (the “Appraisal”), has advised St. James in writing that it is independent of St. James within the meaning of the OCC and FRB rules and regulations and is believed by St. James to be experienced and expert in the valuation and the appraisal of business entities, including savings institutions, and St. James believes that McAuliffe Financial, LLC, Inc. has prepared the pricing information set forth in the Prospectus in accordance with the requirements of the OCC and FRB rules and regulations.]

(ll)          The Wells Parties have timely filed or extended all required federal, state and local income and franchise tax returns required to be filed; timely paid all taxes that have become due and payable in respect of such returns (except for taxes being contested in good faith); and no deficiency has been asserted with respect thereto by any taxing authority. None of the Wells Parties has any knowledge of any tax deficiency which has been or might be assessed against it which, if the subject of an unfavorable decision, ruling or finding, could have, individually or in the aggregate with other tax deficiencies, a Material Adverse Effect. All material tax liabilities have been adequately provided for in the financial statements of the Company in accordance with GAAP. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Wells Parties or with the issuance or sale by the Company of the Shares.

(mm)     To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the 1933 Act) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act.

(nn)       The Bank is in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder. The Bank has established compliance programs and is in compliance in all material respects with the requirements of the USA PATRIOT Act and all applicable regulations promulgated thereunder, and, except as disclosed in the Prospectus, there is no charge, investigation, action, suit or proceedings before any Governmental Authority pending or, to the knowledge of the Bank, threatened regarding the Bank’s compliance with the USA PATRIOT Act or any regulations promulgated thereunder.

(oo)       All Sales Information (as defined in Section 11(a)) used by the Company in connection with the Offering that is required by the FRB or the Commission to be filed has been filed with the FRB or the Commission, as applicable.

(pp)       Except for the Company’s loan to the ESOP, none of the Wells Parties or, to the knowledge of the Wells Parties any employee of any of the Wells Parties, has made any payment of funds of the Wells Parties as a loan for the purchase of Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(qq)       With the exception of shares of common stock issued upon the exercise of outstanding stock options, none of the Wells Parties have: (i) issued any securities within the last 18 months (except for notes to evidence bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus); (ii) had any material dealings within the 12 months prior to the date hereof with any member of FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except as contemplated

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hereunder; or (iv) engaged any intermediary between the Agent and the Wells Parties in connection with the offering of the Shares, and no person is being compensated in any manner for such service.

(rr)         The Wells Parties have not relied upon the Agent or its legal counsel for any legal, tax or accounting advice in connection with the Offering or the Conversion Merger.

(ss)        None of the Wells Parties is, or, after giving effect to the offering and sale of the Shares, and after receipt of payment for the Shares and the application of the proceeds thereof, will be an “investment company,” an entity “controlled” by an “investment company” or an “investment adviser” within the meaning of the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

(tt)         The Wells Parties own, or have valid, binding, enforceable and sufficient licenses or other rights to use all patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property or related rights necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Wells Parties’ Intellectual Property”). To the Wells Parties’ knowledge, no Wells Party has infringed or otherwise violated any intellectual property rights of any third person nor is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with any of the Wells Parties’ Intellectual Property. No person has asserted in writing, or to the Wells Parties’ knowledge, threatened to assert any claim against, or notified, the Wells Parties that (i) the Wells Parties have infringed or otherwise violated any intellectual property rights of any third person, (ii) the Wells Parties are in breach or default of any contract under which any of the Wells Parties’ Intellectual Property is provided, (iii) such person will terminate a contract described in clause (ii) or adversely alter the scope of the rights provided thereunder or (iv) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any of the Wells Parties’ Intellectual Property. To the knowledge of each Wells Party, no third party is infringing or otherwise violating any of the Wells Parties’ Intellectual Property.

(uu)       None of the Wells Parties, or any properties owned or operated by them, is in violation of, or liable under, any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of the Wells Parties, threatened relating to the liability of any property owned or operated by them under any Environmental Law. To the knowledge of the Wells Parties, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Wells Parties relating to any Environmental Law. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

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(vv)       The Wells Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounts or assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that the information it will be required to disclose in the reports it files or submits under the 1934 Act is accumulated and communicated to the Company’s management (including its chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the Commission’s rules and forms. To the knowledge of the Company, McGladrey LLP and the Audit Committee of the Board of Directors of the Company have been advised of: (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Wells Parties’ internal accounting controls.

(ww)      Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no Wells Party is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from (including, without limitation, any notification from the MDFI, the FDIC or the FRB of a proposal to increase the minimum capital requirements of a Wells Party) or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has any Wells Party been advised by any Regulatory Agency that such Regulatory Agency is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or the Bank which, in the reasonable judgment of the Wells Parties, is expected to result in a Material Adverse Effect. The term “Regulatory Agency” means any Governmental Authority having supervisory or regulatory authority with respect to the Wells Parties, including, but not limited to, the MDFI, the FRB, the FDIC and any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of deposits.

(xx)        Neither the Company nor any affiliate of the Company nor any person acting on their behalf has taken, nor will take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

(yy)       No relationship, direct or indirect, exists between or among any Wells Party, on the one hand, and the directors, officers, shareholders, customers or suppliers of such Wells Party, on the other, that is required by the 1933 Act to be described in the Registration Statement or Prospectus and that is not so described.

(zz)        Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or

16

other persons, that may have a material current or future effect on the Company’s consolidated financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(aaa)      All of the loans represented as assets of the Wells Parties in the Registration Statement or Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect.

(bbb)     To the Wells Parties’ knowledge, there are no affiliations or associations between any member of FINRA and any of the Wells Parties’ officers, directors or 5% or greater security holders.

(ccc)      The Company has taken all actions necessary to obtain at the Closing Date a blue sky memorandum from Jones Walker LLP.

(ddd)     Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Wells Parties any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(eee)      Any certificates signed by an officer of the Company or the Bank pursuant to the terms and conditions of this Agreement and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Company or the Bank, as the case may be, to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

Section 5.           Representations and Warranties of St. James.  St. James represents and warrants to and agrees with the Agent as follows:

(a)         The Prospectus conforms, and any further amendments or supplements to the Prospectus will conform, in all material respects to the requirements of the Conversion Regulations and the rules and regulations of the OCC.

(b)         St. James has not, directly or indirectly, distributed or otherwise used, and will not, without the prior consent of the Agent, directly or indirectly distribute or otherwise use, any prospectus, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) or other offering material (including, without limitation, content on St. James’ website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the Offering and the sale of the Shares.

(c)         St. James is a duly organized and validly existing federally chartered savings association in mutual form and is duly authorized to conduct its business as described in the Registration Statement and the Prospectus. No shares of stock or other equity securities of St. James are currently, and none will be, issued and outstanding prior to the issuance by St. James of its common stock to the Company in connection with the Conversion Merger. The activities of St. James are permitted by the rules, regulations and practices of the OCC. St. James has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not have a Material Adverse Effect on St. James, and all such licenses, permits and other governmental authorizations are in full force and effect. St. James is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so

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qualify would have a Material Adverse Effect on St. James. All of the issued and outstanding capital stock of St. James issued in the Conversion Merger will be duly and validly issued to the Company and, when issued and delivered by St. James pursuant to the Plan against payment of the consideration in accordance with the Plan, will be fully paid and nonassessable. As of the completion of the Conversion, prior to the Merger, the Company will directly own all of the outstanding capital stock of St. James free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction of any kind. St. James does not own equity securities or any equity interest in any other business enterprise.

(d)         The Conversion Application, including the Prospectus and the proxy statement for the solicitation of proxies from the members of St. James for the special meeting to approve the Plan (the “Proxy Statement”), which was prepared by St. James and filed with the OCC, has been approved by the OCC and the related Prospectus, Proxy Statement and supplemental sales literature have been authorized for use by the OCC. No stop order has been issued by the OCC preventing or suspending the use of the Prospectus or the Proxy Statement and no proceedings therefor have been initiated or, to the knowledge of St. James, threatened by the OCC. At the time of the approval of the Conversion Application, including the Prospectus and Proxy Statement contained therein (including any amendment or supplement), by the OCC and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus and Proxy Statement (including any amendment or supplement thereto), will comply in all material respects with the Conversion Regulations and the rules and regulations of the OCC, except to the extent waived or otherwise approved by the OCC. At the time of approval of the Conversion Application and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus and Proxy Statement (including any amendment or supplement thereto) and any information regarding St. James contained in Sales Information authorized by St. James for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and at the Closing Date, the Prospectus (including any amendment or supplement thereto) and any information regarding St. James contained in Sales Information will contain all statements that are required to be stated therein and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section shall not apply to the Agent Information (as hereinafter defined).

(e)         St. James has filed the Prospectus and any supplemental sales literature with the OCC. Other than the approval of the OCC, no approval of any other Governmental Authority is required in connection with the distribution of the Prospectus and any supplemental sales literature that has not been obtained and a copy of which has been delivered to the Agent. St. James has not distributed any offering material in connection with the Offering except for the Prospectus, the General Disclosure Package and the Registration Statement and any supplemental sales material that has been filed with the Conversion Application and authorized for use by the OCC. The information contained in the supplemental sales material does not conflict in any material respect with information contained in the Conversion Application and the Prospectus.

(f)          The records used by St. James to determine the identities of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are true, accurate and complete in all material respects.

(g)         McAuliffe Financial, LLC, which has prepared the Appraisal, has advised St. James in writing that it is independent of St. James within the meaning of the Conversion Regulations and is believed by St. James to be experienced and expert in the valuation and the appraisal of business entities, including savings institutions, and, to St. James’ knowledge, McAuliffe Financial, LLC has

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prepared the pricing information set forth in the Prospectus in accordance with the requirements of the Conversion Regulations.

(h)         Any statistical and market related data regarding St. James contained in any Permitted Free Writing Prospectus (as hereinafter defined), the Prospectus, the General Disclosure Package and the Registration Statement are based on or derived from sources which St. James believes were reliable and accurate at the time they were filed with the Commission. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) with respect to St. James contained in the Registration Statement, the Prospectus, the General Disclosure Package or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(i)          Each of the Interagency Application and the Conversion Application have been approved by the OCC and such approvals remain in full force and effect. All required waiting periods have elapsed and all conditions of such approvals have been satisfied. The Interagency Application and the Conversion Application did and will comply as to form in all material respects with all applicable rules and regulations of the OCC (except as modified or waived by the OCC).

(j)          Other than the approval of the Conversion Application and the Interagency Application by the OCC, no applications or notices are required to be filed by St. James with, and no approvals, authorizations or non-objections are required by St. James from, the Commission, the OCC, the FRB or any other Governmental Authority with respect to the Conversion Merger.

(k)         Each of the Plan and the Merger Agreement has been adopted by the Board of Directors of St. James, and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations, the Applications and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion Merger imposed upon St. James by any Governmental Authority, except to the extent waived or otherwise approved by such Governmental Authority, and in the manner described in the Prospectus. To the knowledge of St. James, no person has sought to obtain review of the final action of the OCC or any other Governmental Authority in approving the Conversion Merger or in not objecting thereto.

(l)          Except as described in the Prospectus or as prohibited by applicable law, there are no encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of St. James (i) to make any distributions or to pay any indebtedness owed to another party, (ii) to make any loans or advances to, or investments in, another party or (iii) to transfer any of its property or assets to another party.

(m)        St. James has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to do so would not have a Material Adverse Effect on St. James. Neither St. James nor any of its directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(n)         St. James is a member of the FHLB-Des Moines. The deposit accounts of St. James are, and until the Conversion Merger will be, insured by the FDIC up to the applicable limits,

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and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of St. James, threatened.

(o)         St. James does not have, and at the Closing Date will not have, any direct or indirect subsidiaries.

(p)         St. James has good and marketable title to all real property and good title to all other assets material to its business, financial condition, results of operations, capital, properties and assets, in each case free and clear of all liens, charges, encumbrances, restrictions or other claims or as would not be reasonably expected to have a Material Adverse Effect on St. James; and all of the leases and subleases material to the business of St. James are in full force and effect.

(q)         St. James has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of St. James. This Agreement has been validly executed and delivered by St. James and, assuming due execution and delivery by the Agent and the Wells Parties, is the valid, legal and binding agreement of St. James, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of savings associations, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy or pursuant to applicable Federal law and the rules and regulations of the OCC).

(r)         St. James has all such power, authority, authorizations, approvals and orders as may be required to enter into the Merger Agreement and to carry out the provisions and conditions thereof. The execution, delivery and performance of the Merger Agreement and the consummation of the transactions therein contemplated have been duly and validly authorized by all necessary corporate action on the part of St. James. The Merger Agreement has been validly executed and delivered by St. James and, assuming the due execution thereof by each of the Wells Parties, is the valid, legal and binding agreement of St. James, enforceable in accordance with its terms.

(s)         St. James is not in violation of any directive received from the OCC or any other Governmental Authority to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OCC) and there is no suit or proceeding or charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of St. James, threatened, which would reasonably be expected to materially and adversely affect the Conversion Merger, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan and the Merger Agreement as described in the Registration Statement, the General Disclosure Package and the Prospectus, or which might result in any Material Adverse Effect on St. James.

(t)         Any other financial, statistical and pro forma information and related notes included in the Prospectus regarding St. James present fairly the information shown therein on a basis consistent with the unaudited financial statements of St. James.

(u)         St. James carries, or is covered by, insurance in such amounts and covering such risks as are prudent and customary in the business in which it is engaged, and all policies of insurance

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insuring St. James are in full force and effect. St. James is in compliance with the terms of such insurance policies and instruments in all material respects and there are no claims by St. James under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. St. James has not been refused any insurance coverage sought or applied for, nor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(v)         Since the respective dates as of which information is given in the Prospectus: (i) there has not been any material adverse change, financial or otherwise, in the financial condition, earnings, capital, properties, business or prospects of St. James, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of St. James or in the principal amount of assets which are classified by St. James as impaired, substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of St. James, nor has St. James issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business, except for shares issued to the Company by St. James in connection with the Conversion; (iii) there have not been any material transactions entered into by St. James; (iv) there has been no material adverse change in St. James’ relationship with its insurance carriers, including, without limitation, cancellation or other termination of any fidelity bond or any other type of insurance coverage; (v) there has been no material change in management of St. James; (vi) St. James has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (vii) St. James has not defaulted in the payment of principal or interest on any outstanding debt obligations; (viii) there has been no distribution of any kind declared, paid or made by St. James; (ix) the capitalization, liabilities, assets, properties and business of St. James conform in all material respects to the descriptions thereof contained in the Prospectus; and (x) St. James has no material liabilities, contingent or otherwise, except as reflected in the Prospectus.

(w)         St. James is not currently in violation of its charter or its bylaws, nor will it be in violation of its charter or its bylaws, upon completion of the Conversion. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, or result in the creation of any lien, charge or encumbrance upon any of the assets of St. James pursuant to (A) its charter or bylaws, or (B) any contract, lease or other instrument in which St. James has a beneficial interest or to which it is a party, or (C) any law or statute or any order, rule or regulation of any Governmental Authority having jurisdiction over St. James or any of its properties; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to St. James, except for such violations which would not have a Material Adverse Effect on St. James; or (iii) result in the creation of any lien, charge or encumbrance upon any property of St. James.

(x)          Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, St. James is conducting its business in compliance with all statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Authority (including, without limitation, all regulations and orders of, or agreements with the OCC) applicable to it, except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on St. James.

(y)          Neither St. James nor, to St. James’ knowledge, any director, officer, agent, employee or affiliate of St. James, is currently subject to any U.S. sanctions administered by OFAC.

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(z)          All documents made available or delivered by, or to be made available or delivered by, St. James or its representatives in connection with the Conversion Merger or the Offering, or in connection with the Agent’s exercise of its due diligence, except for those documents which were prepared by parties other than St. James or its representatives, to the knowledge of St. James, were, on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

(aa)        No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default on the part of St. James in the due performance and observance of any term, covenant, agreement, obligation, representation, warranty or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement, lease, license, permit or any other instrument or agreement to which St. James is a party or by which St. James or any of its property is bound or affected, which, in any such case, could have, individually or in the aggregate with other breaches, violations or defaults, a Material Adverse Effect on St. James; each of such agreements is in full force and effect and is the legal, valid and binding agreement of St. James, and, to the knowledge of St. James, the other parties thereto, and is enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity; and no other party to any such agreement has instituted or, to the knowledge of St. James, threatened any action or proceeding wherein St. James would or might be alleged to be in default thereunder where such action or proceeding, if determined adversely to St. James, would have a Material Adverse Effect on St. James. St. James has not sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Prospectus or Registration Statement, or filed as an exhibit to the Applications or Registration Statement, and, to the knowledge of St. James, no such termination has been threatened by any party to any such contract or agreement.

(bb)       Subsequent to the date the Prospectus is authorized for use by the OCC and the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated in the Prospectus, St. James will not have issued any securities (other than shares issued to the Company in the Conversion) or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of its business.

(cc)        St. James does not maintain any “pension plan,” as defined in ERISA. In addition, (i) the Employee Plans of St. James have been operated in compliance with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (ii) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of St. James for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (iii) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of St. James and (iv) all Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not have, individually or in the aggregate, a Material Adverse Effect on St. James. There are no pending or, to the knowledge of St. James, threatened, claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any Governmental Authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(dd)       No approval of any Governmental Authority is required in connection with the execution and delivery by St. James of this Agreement, the completion of the Conversion Merger, or the

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issuance of the Shares, except for the approvals of the OCC and FRB, declaration of effectiveness of the Registration Statement by the Commission and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of FINRA.

(ee)        St. James has timely filed or extended all required federal, state and local tax returns; paid all taxes that have become due and payable in respect of such returns or otherwise, except where permitted to be extended or where such taxes may be contested in good faith; have made adequate reserves for similar future tax liabilities; and no deficiency has been asserted with respect thereto by any taxing authority. St. James does not have any knowledge of any tax deficiency which has been or might be assessed against it which, if the subject of an unfavorable decision, ruling or finding, could have, individually or in the aggregate with other tax deficiencies, a Material Adverse Effect on St. James. All material tax liabilities have been adequately provided for in the financial statements of St. James in accordance with GAAP. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by St. James.

(ff)         St. James is in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder. St. James has established compliance programs and is in compliance in all material respects with the requirements of the USA PATRIOT Act and all applicable regulations promulgated thereunder, and, except as disclosed in the Prospectus, there is no charge, investigation, action, suit or proceedings before any Governmental Authority pending or, to the knowledge of St. James, threatened regarding St. James’ compliance with the USA PATRIOT Act or any regulations promulgated thereunder.

(gg)       Neither St. James nor, to the knowledge of St. James, any employee of St. James, has made any payment of funds of St. James as a loan to any person for the purchase of Shares or has made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(hh)       St. James has not (i) issued any securities within the last 18 months (except for (A) shares issued by St. James to the Company in connection with the Conversion and (B) notes to evidence bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus); (ii) had any material dealings within the 12 months prior to the date hereof with any member of FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the Conversion Merger and the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; or (iii) entered into a financial or management consulting agreement except as contemplated hereunder.

(ii)         St. James has not relied upon the Agent or its legal counsel for any legal, tax or accounting advice in connection with the Offering or the Conversion Merger.

(jj)         St. James owns, or has valid, binding, enforceable and sufficient licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Prospectus (collectively, “St. James’ Intellectual Property”). St. James’ Intellectual Property is valid, subsisting and enforceable, and none of the patents owned or licensed by St. James is unenforceable or

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invalid. To St. James’ knowledge, St. James has not infringed or otherwise violated any intellectual property rights of any third person nor is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with any of St. James’ Intellectual Property. No person has asserted in writing, or to St. James’ knowledge, threatened to assert any claim against, or notified, St. James that (i) St. James has infringed or otherwise violated any intellectual property rights of any third person, (ii) St. James is in breach or default of any contract under which any of St. James’ Intellectual Property is provided, (iii) such person will terminate a contract described in clause (ii) or adversely alter the scope of the rights provided thereunder or (iv) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any of St. James’ Intellectual Property. To the knowledge of St. James, no third party is infringing or otherwise violating any of St. James’ Intellectual Property.

(kk)        Neither St. James, nor any properties owned or operated by it, is in violation of, or liable under, any Environmental Law (as previously defined), except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on St. James. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of St. James, threatened relating to the liability of any property owned or operated by it under any Environmental Law. To the knowledge of St. James, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting St. James relating to any Environmental Law.

(ll)          St. James maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounts or assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(mm)      St. James is not subject or party to, and has not received any notice or advice that it may become subject or party to, any investigation with respect to, any Regulatory Agreement nor has St. James been advised by any Regulatory Agency that such Regulatory Agency is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of St. James which, in the reasonable judgment of St. James, is expected to result in a Material Adverse Effect on St. James.

(nn)       There are no legal or governmental actions, suits, investigations or proceedings before or by any Governmental Authorities, now pending or, to St. James’ knowledge, threatened or contemplated by Governmental Authorities or threatened by others, to which St. James is a party or of which any property or asset of St. James is the subject which, if determined adversely to St. James, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on St. James.

(oo)       No relationship, direct or indirect, exists between or among St. James, on the one hand, and the directors, officers, shareholders, customers or suppliers of St. James, on the other, that is required by the 1933 Act to be described in the Registration Statement or the Prospectus and that is not so described.

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(pp)        There are no material off balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a materials current or future effect on St. James’ financial condition, changes in financial conditions, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(qq)       All of the loans represented as assets of St. James meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect on St. James.

(rr)         To St. James’ knowledge, there are no affiliations or associations between any member of FINRA and any of the St. James’ officers or directors.

(ss)        Any certificates signed by an officer of St. James pursuant to the terms and conditions of this Agreement and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by St. James to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

Section 6.           Representations and Warranties of the Agent.  The Agent represents and warrants to the Primary Parties as follows:

(a)         The Agent is a corporation and is validly existing in good standing under the laws of the State of Delaware with full power and authority to provide the services to be furnished to the Primary Parties hereunder.

(b)         The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c)         Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have and maintain until the Offering is consummated or terminated all licenses, approvals and permits necessary to perform such services and shall comply in all material respects with all applicable laws and regulations in connection with the performance of such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

(d)         The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation or bylaws of the Agent or any agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

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(e)         No approval of any regulatory or supervisory or other public authority is required in connection with the Agent’s execution and delivery of this Agreement, except as may have been received.

(f)         There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent’s performance under this Agreement.

Section 7.           Covenants of the Wells Parties.  The Wells Parties hereby jointly and severally covenant and agree with the Agent as follows:

(a)         The Company will prepare the Prospectus in a form approved by the Agent and will file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission’s close of business on the fifth business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by applicable Commission rules. The Company will not make any further amendment or any supplement to the Registration Statement or Prospectus which is not approved by the Agent promptly after reasonable notice thereof. The Company will advise the Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and will furnish the Agent with copies thereof, and will advise the Agent, promptly after it receives notice thereof, of the issuance by the Commission or any state securities regulator of any stop order or of any order preventing or suspending the use of any Issuer Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission or any state securities regulator for the amending or supplementing of the Registration Statement or the Prospectus, or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any qualification of the Shares for offering or sale, the Company will promptly use its best efforts to obtain the withdrawal of such order. The Company will furnish promptly to the Agent and its counsel copies of all correspondence from the Commission with respect to the Registration Statement and the Company’s responses thereto.

(b)         The Company represents and agrees that it has not made and, unless it obtains the prior written consent of the Agent, will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act Regulations, required to be filed with the Commission other than a Permitted Free Writing Prospectus. The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(c)         If at any time following issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Agent so that any use of such Permitted Free Writing Prospectus may cease until it is amended or supplemented, and the Company will promptly amend or supplement such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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(d)         The Company will promptly furnish the Agent with copies of the Prospectus in such quantities as the Agent may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it will be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act or applicable state securities laws, the Company will notify the Agent and, upon the Agent’s request, will prepare and furnish without charge to the Agent and to any dealer in securities as many copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Agent is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon its request but at the expense of the Agent, to prepare and deliver to the Agent as many copies as the Agent may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(e)         The Wells Parties will not, at any time after the Holding Company Waiver Request is granted by the FRB or the Interagency Application is approved by the FDIC and MDFI, file any amendment or supplement to the Interagency Application or the Holding Company Waiver Request without providing the Agent and its counsel an opportunity to review such amendment or supplement prior to filing or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object. The Wells Parties will furnish promptly to the Agent and its counsel copies of all correspondence from the FDIC, MDFI and FRB with respect to the Holding Company Waiver Request and the Interagency Application and the Wells Parties’ responses thereto.

(f)         The Wells Parties will use their best efforts to cause the FDIC and MDFI to approve the Interagency Application and the Merger Application, respectively, and the FRB to grant the Holding Company Waiver Request, and will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the Holding Company Waiver Request has been granted and the Interagency Application and the Merger Application have been approved, (iii) of the receipt of any comments from the FDIC, the MDFI, the FRB, the Commission or any other Governmental Authority with respect to the Conversion Merger or the transactions contemplated by this Agreement; (iv) of any request by the Commission, the FDIC, the MDFI, the FRB or any other Governmental Authority for any amendment or supplement to the Registration Statement, the Holding Company Waiver Request, the Interagency Application or the Merger Application or for additional information; (v) of the issuance by the Commission, the FDIC, the MDFI, the FRB or any other Governmental Authority of any order or other action suspending the Offering or the Conversion Merger, or the use of the Registration Statement, the Prospectus, or any other filing of the Wells Parties under the 1933 Act or the Conversion Regulations or other applicable law, or the threat of any such action; (vi) of the issuance by the Commission, the FDIC, the MDFI, the FRB or any Governmental Authority of any stop order suspending the effectiveness of the Registration Statement or Prospectus or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in subsection (h) below. The Wells Parties will make every reasonable effort to prevent the issuance by the Commission, the FDIC, the MDFI, the FRB or any other Governmental Authority of any order referred to in (v) and (vi) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

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(g)         The Company will make generally available to its security holders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations.

(h)         The Wells Parties will inform the Agent of any event or circumstance of which they are or become aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for any of the Wells Parties, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Wells Parties will, at their expense, prepare, file with the Commission and the FRB, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (in form and substance reasonably satisfactory to counsel for the Agent after a reasonable time for review) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, each of the Wells Parties will furnish such information with respect to itself as the Agent may from time to time reasonably request.

(i)          The Wells Parties will deliver to the Agent and to its counsel two conformed copies of each of the Holding Company Waiver Request, Interagency Application and the Registration Statement as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the Company will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any FINRA filings.

(j)          The Wells Parties will furnish to the Agent, from time to time during the period when the Prospectus (or any later Prospectus related to this offering) is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the “1934 Act Regulations”). The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

(k)         The Wells Parties will comply with any and all terms, conditions, requirements and provisions with respect to the Conversion Merger and the Offering imposed by the OCC or any other Governmental Authority and by the 1933 Act, the 1934 Act, the 1933 Act Regulations, the 1934 Act Regulations and any other applicable federal or state regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period the Wells Parties will comply, at their own expense, with all material requirements imposed upon them by the OCC, FRB or Commission, by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, and any other federal and state regulations, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus. The Company will comply in all material respects with all undertakings contained in the Registration Statement.

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(l)          On or before the Closing Date, the Wells Parties will have completed all conditions precedent to the Conversion Merger applicable to the Wells Parties specified in the Plan and the Merger Agreement, and the offer, sale and issuance of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except as modified or waived in writing by the OCC or the FRB) and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion Merger imposed upon any of the Wells Parties or upon the Conversion Merger by the OCC, the FRB, the Commission or any other Governmental Authority, and in the manner described in the Prospectus.

(m)        Immediately upon completion of the sale by the Company of the Shares and the completion of certain transactions necessary to implement the Plan, (i) all of the issued and outstanding shares of capital stock of the Bank shall be owned by the Company, (ii) the Company shall have no direct subsidiaries other than the Bank, and Wells Insurance Agency, Inc. [mortgage subsidiary?] and (iii) the Offering and the Conversion Merger shall have been effected by the Wells Parties in all material respects in accordance with, as applicable, the Plan, the Merger Agreement, the Interagency Application, the Holding Company Waiver Request, the Registration Statement, all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Conversion Merger (except those that are conditions subsequent) imposed on the Wells Parties by the OCC, the FRB, the Commission, or any other Governmental Authority, if any, shall have been complied with by the Wells Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

(n)         The Company will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company and the Bank from registration as a broker-dealer and their officers, directors and employees from registration as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are to be sold or as the Agent and the Company may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

(o)         Upon consummation of the Conversion Merger, the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained by the Bank in accordance with the requirements of the Conversion Regulations, and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Bank will have an inchoate interest in their pro rata portion of the liquidation account, which shall have a priority superior to that of the holders of the Company’s common stock in the event of a complete liquidation of the Bank.

(p)         Except for the issuance of shares pursuant to the exercise of stock options outstanding as of the date hereof, the Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent’s prior written consent, any of its shares of common stock, other than the Shares or other than in connection with any plan or arrangement described in the Prospectus.

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(q)         The Company will furnish to its shareholders as soon as practicable after the end of each fiscal year such reports and any information as are required to be furnished to its shareholders under the 1934 Act.

(r)         During the period of three years from the date hereof, the Company will furnish to the Agent, as soon as practicable after such information is available, (i) a copy of each report of the Company mailed or furnished to its shareholders (including, but not limited to, all quarterly and annual reports and proxy statements to shareholders); and (ii) from time to time, such other nonconfidential information concerning the Company or the Bank as the Agent may reasonably request.

(s)         The Wells Parties will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption “How We Intend to Use the Proceeds From the Offering.”

(t)         The Wells Parties will distribute the Prospectus or other materials in connection with the offering and sale of the Shares only in accordance with the Conversion Regulations, the 1933 Act and the 1934 Act and the rules and regulations promulgated under such statutes, and, as applicable, the laws of any state in which the Shares are qualified for sale.

(u)         The Company will use its best efforts to cooperate with the Agent to effect the quotation of the Shares on the OTCQB Marketplace on or prior to the Closing Date.

(v)        The Wells Parties will maintain appropriate arrangements for depositing all funds received from persons mailing or delivering subscriptions for or orders to purchase Shares in the Offering with the Bank or in having holds placed on funds held in depositor accounts at St. James, on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Company’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Wells Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Wells Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(w)        The Wells Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rule 5130.

(x)         The Wells Parties will not amend the Plan or the Merger Agreement without the consent of the Agent, which consent shall not be unreasonably withheld.

(y)         Prior to the Closing Date, the Company will inform the Agent of any event or circumstance of which it is aware as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances in which they were made, not misleading.

(z)         The Company will not deliver the Shares until the Company has satisfied or caused to be satisfied each condition set forth in Section 10 hereof, unless such condition is waived in writing by the Agent.

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(aa)        Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, the Wells Parties will not have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of the Wells Parties’ business, or (ii) entered into any transaction which is material in light of the business and properties of the Wells Parties.

(bb)       Until the Closing Date, the Wells Parties will conduct their respective businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the MDFI, the FRB, the FDIC and other Governmental Authorities.

(cc)        The facts and representations provided to Jones Walker LLP and Vedder Price P.C. by the Wells Parties and upon which Jones Walker LLP and Vedder Price P.C. will base their opinions under Section 10 of this Agreement are and will be truthful, accurate and complete.

(dd)       The Wells Parties will not distribute any offering material in connection with the Offering except for the Prospectus and the Sales Information (as defined in Section 11 hereof) that has been filed by St. James with the Interagency Conversion Application and authorized for use by the OCC. The Sales Information will not conflict in any material respect with the information contained in the Prospectus.

(ee)        The Company and the Bank will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act and all applicable rules, regulations, guidelines and interpretations promulgated thereunder by the Commission.

(ff)         The Wells Parties shall comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion Merger and the transactions contemplated thereby imposed on the Wells Parties by the OCC, the FRB, other Governmental Authorities, the Conversion Regulations, the Commission, the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with subsequent to the Closing Date.

(gg)       The Company and the Bank will not, prior to the Closing Date, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

(hh)       The Company will report the use of proceeds of the Offering in accordance with Rule 463 of the 1933 Act Regulations.

(ii)          The Company will comply, and use its best efforts to cause its directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of federal and state securities laws and the rules and regulations thereunder.

(jj)          The Company and the Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 10 of this Agreement.

(kk)        The Company shall notify the Agent when funds shall have been received from the minimum number of shares set forth in the Prospectus.

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Section 8.           Covenants of St. James.  St. James hereby covenants and agrees with the Agent as follows:

(a)         St. James will not, at any time after the Conversion Application or the Interagency Application is approved by the OCC, file any amendment or supplement to such Applications without providing the Agent and its counsel an opportunity to review such amendment or supplement prior to filing or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object. St. James will furnish promptly to the Agent and its counsel copies of all correspondence from the OCC with respect to the Conversion Application and the Interagency Application and St. James’ responses thereto.

(b)         St. James will promptly upon receipt of any information concerning the following events, notify the Agent: (i) when the Conversion Application and the Interagency Application have been approved, (ii) of the receipt of any comments from the OCC or any other Governmental Authority with respect to the Conversion Merger or the transactions contemplated by this Agreement; (iii) of any request by the OCC or any other Governmental Authority for any amendment or supplement to the Conversion Application or the Interagency Application or for additional information; (iv) of the issuance by the OCC or any other Governmental Authority of any order or other action suspending the Offering, the Conversion Merger, or the use of the Registration Statement, the Prospectus, or any other filing of St. James under the Conversion Regulations or other applicable law, or the threat of any such action; or (v) of the issuance by the OCC or any Governmental Authority of any stop order suspending the effectiveness of the Registration Statement or the Prospectus or of the initiation or threat of initiation or threat of any proceedings for that purpose. St. James will make every reasonable effort to prevent the issuance by the OCC or any other Governmental Authority of any order referred to in (iv) and (v) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(c)         St. James will deliver to the Agent and to its counsel two conformed copies of each of the Conversion Application as originally filed and of each amendment or supplement thereto, including all exhibits. Further, St. James will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any FINRA filings.

(d)         St. James will comply with any and all material terms, conditions, requirements and provisions with respect to the Conversion Merger and the Offering imposed by the OCC and any other Governmental Authority and by the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period St. James will comply, at its own expense, with all material requirements imposed upon it by the Commission, the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including by Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus.

(e)         On or before the Closing Date, St. James will use its reasonable best efforts to have completed all conditions precedent to the Conversion Merger applicable to St. James specified in the Plan and the Merger Agreement and the offer, sale and issuance of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except as modified or waived in writing by the OCC or the FRB) and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion Merger imposed by the OCC, the FRB, the Commission or any other Governmental Authority, and in the manner described in the Prospectus.

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(f)         St. James will maintain appropriate arrangements for depositing or placing a hold upon all funds received from persons mailing or delivering subscriptions for or orders to purchase Shares in the Offering with the Bank or with St. James, on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Company’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. St. James will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the St. James to make the appropriate refunds of or release holds on such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(g)         St. James will not amend the Plan or the Merger Agreement in accordance with their respective terms without notifying the Agent and the Agent’s counsel prior thereto.

(h)         St. James, working with the Wells Parties, shall assist the Agent in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

(i)          Prior to the Closing Date, St. James will inform the Agent of any event or circumstance of which it is aware as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances in which they were made, not misleading.

(j)          Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, St. James will not have: (i) issued any securities other than those to be issued to the Company in the Conversion or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of St. James’ business, or (ii) entered into any transaction which is material in light of the business and properties of St. James.

(k)         Until the Closing Date, St. James will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the OCC, the FRB, the FDIC and other Governmental Authorities.

(l)          The facts and representations provided to Linquist & Vennum LLP by St. James and upon which Lindquist & Vennum LLP will base its opinion under Section 10 of this Agreement are and will be truthful, accurate and complete.

(m)        St. James will not distribute any offering material in connection with the Offering except for the Prospectus and the Sales Information that has been filed by St. James with the Conversion Application and authorized for use by the OCC. The Sales Information will not conflict in any material respect with the information contained in the Prospectus.

(n)         St. James shall comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion Merger and the transactions contemplated thereby imposed by the OCC, the FRB, other Governmental Authorities, the Conversion Regulations, the

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Commission, the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with subsequent to the Closing Date.

(o)         St. James will not, prior to the Closing Date, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

(p)         St. James will comply, and use its best efforts to cause its directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of federal and state securities laws and the rules and regulations thereunder.

(q)         St. James will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 10 of this Agreement.

Section 9.           Payment of Expenses.  Whether or not the Conversion Merger or Offering is completed or the sale of the Shares by the Company is consummated, the Company agrees to pay or reimburse the Agent for: (a) all filing fees in connection with all filings related to the Conversion Merger and Offering with FINRA; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) subject to Section 2 of this Agreement, all expenses of the Conversion Merger, including but not limited to the Agent’s attorneys’ fees and expenses, blue sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Offering. In the event the Company is unable to sell the minimum number of shares necessary to complete the Conversion Merger or the Conversion Merger is terminated or otherwise abandoned, the Company shall promptly reimburse the Agent in accordance with Section 2 hereof.

In the event that the Agent incurs any expenses on behalf of the Company, the Bank or St. James that are customarily borne by the issuer, the Company, the Bank and St. James will pay or reimburse the Agent for such expenses regardless of whether the Offering is successfully completed, and such reimbursements will not be included in the expense limitations set forth in Section 2 hereof. Not later than two days prior to the Closing Date, the Agent will provide the Company with an accounting of all reimbursable expenses to be paid at the Closing in same day funds. In the event the Company, the Bank and St. James determines to abandon or terminate the Conversion Merger prior to Closing, payment of such expenses shall be made in same day funds on the date such determination is made.

Section 10.         Conditions to the Agent’s Obligations.  The obligations of the Agent hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived in writing by the Agent, to the condition that all of the respective representations and warranties of the Primary Parties herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that each of the Primary Parties shall have performed all of its obligations hereunder to be performed on or before such dates, and to the following further conditions:

(a)         At the Closing Date, the Primary Parties shall have conducted the Conversion Merger in all material respects in accordance with the Plan, the Conversion Regulations (except to the extent waived or otherwise approved by the OCC), and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion Merger imposed upon them by the OCC and the FRB.

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(b)         Prior to the Closing Date, the Plan shall have been approved by the members of St. James in accordance with the Plan, the Conversion Regulations, the applicable provisions, if any, of St. James’ charter and bylaws and the Proxy Statement.

(c)         The Registration Statement shall have been declared effective by the Commission and the Applications (other than the Holding Company Waiver Request) shall have been approved by the OCC and the FRB, as applicable; and at the Closing Date, no order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission or any state authority, and no order or other action suspending the approval of the Applications shall have been issued or proceedings therefor initiated or, to the knowledge of the Primary Parties, threatened by the OCC or FRB, or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefor initiated or, to the Primary Parties’ knowledge, threatened by the Commission, FRB, the OCC, any other state authority or Governmental Authority.

(d)         At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date, of Jones Walker LLP in form and substance reasonably satisfactory to the Agent, in the form attached hereto as Exhibit C.

(e)         At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Vedder Price P.C., special counsel for the Agent, in form and substance as attached hereto as Exhibit D. Such opinion may rely upon certificates of officers and directors of the Company, the Bank and St. James delivered pursuant hereto or as such counsel shall reasonably request and the opinion of Jones Walker LLP delivered pursuant to Section 10(d) and the opinion of Lindquist & Vennum, LLP delivered pursuant to Section 10(g).

(f)          A blue sky memorandum from Jones Walker LLP relating to the Offering, including Agent’s participation therein, shall have been furnished to the Company prior to the mailing of the Prospectus with a copy thereof addressed to Agent or upon which Jones Walker LLP shall state the Agent may rely. The blue sky memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Shares under applicable state securities laws.

(g)         The Agent shall have received the opinion, dated as of the Closing Date, of Lindquist & Vennum LLP, counsel for St. James, in form and substance as attached hereto as Exhibit E.

(h)         At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company in form and substance reasonably satisfactory to the Agent’s Counsel, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Registration Statement and Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Registration Statement and Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Registration Statement and Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Wells Parties taken as a whole and the conditions set forth in this Section 10 have been satisfied; (iii) since the respective dates as of which information is given in the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Company and the Bank taken as a whole, whether or not arising in the ordinary course of business; (iv) the representations and warranties in

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Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the Wells Parties have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Closing Date; (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the knowledge of the Wells Parties, threatened by the Commission or any state authority; (vii) no order suspending the Conversion Merger, the Offering or the use of the Prospectus has been issued and no proceedings for that purpose are pending or, to the knowledge of the Wells Parties, threatened by the Commission, the OCC, or any Governmental Authority.

(i)          At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of St. James in form and substance reasonably satisfactory to the Agent’s counsel, dated as of such Closing Date, to the effect that: (i) since the date the Prospectus became authorized for final use, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of St. James, whether or not arising in the ordinary course of business, and the conditions set forth in this Section 10 have been satisfied; (ii) the representations and warranties in Section 5 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (iii) St. James has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by it after the Closing Date; (vi) no order suspending the Conversion Merger, the Offering or the use of the Prospectus has been issued and no proceedings for that purpose are pending or, to the knowledge of St. James, threatened by the OCC or any Governmental Authority.

(j)          Prior to and at the Closing Date: in the reasonable opinion of the Agent (i) there shall have been no material adverse change in the financial condition, results of operations or business of any Primary Party since the latest dates as of which such condition is set forth in the Prospectus, other than transactions referred to or contemplated therein; (ii) there shall have been no material transaction entered into by either the Company, the Bank or St. James since the latest dates as of which the financial condition of the Company, the Bank and St. James is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) no Primary Party shall have received from the FRB, the MDFI, the FDIC or the OCC any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which would be reasonably likely to have a Material Adverse Effect on the Wells Parties, taken as a whole, or on St. James, as applicable; (iv) the Primary Parties shall not have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board, other administrative agency or other Governmental Authority, not disclosed in the Prospectus, shall be pending or, to the knowledge of any of the Primary Parties, threatened against any Primary Party or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the financial condition, results of operations or business of such Primary Party; and (vi) the Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Company.

(k)         Concurrently with the execution of this Agreement, the Agent shall receive a letter from McGladrey LLP, dated as of the date hereof and addressed to the Agent: (i) confirming that McGladrey LLP is a firm of independent registered public accountants within the applicable rules of the Public Company Accounting Oversight Board (United States) and stating in effect that in its opinion the consolidated financial statements and related notes of the Company as of December 31, 2013 and 2014,

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and for each of the years in the two-year period ended December 31, 2014, and covered by their opinion included in the Registration Statement and the Prospectus, and any other more recent unaudited financial statements included in the Registration Statement and the Prospectus, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, and related published rules and regulations of the OCC, the MDFI, the FRB and the Commission; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with standards of the Public Company Accounting Oversight Board (United States) consisting of a reading of the latest available financial statements of the Company prepared by the Company, a reading of the minutes of the meetings of the Board of Directors of the Company and the Board of Directors of the Bank and consultations with officers of the Company and the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the audited consolidated financial statements and any unaudited consolidated interim financial statements included in the Registration Statement and the Prospectus are not in conformity with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, related published rules and regulations of the OCC, the MDFI, the FRB and the Commission and GAAP applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; or (B) during the period from the date of the latest consolidated financial statements included in the Registration Statement and the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Registration Statement and the Prospectus, there was any increase in long-term debt of the Company, other than normal deposit fluctuations, non-performing assets, or classified or special mention loans of the Bank; or (C) there was any decrease in the total assets, total loans, the allowance for loan losses, total deposits, loans receivable (net), or total equity of the Company at the date of such letter as compared with amounts shown in the latest balance sheet included in the Registration Statement and the Prospectus; or (D) there was any decrease in net income or total interest income or net interest income or net interest income after provision for loan losses, non-interest income or increase in provision for loan losses or non-interest expense of the Company in each case for the number of full months commencing immediately after the period covered by the latest audited balance sheet and income statement included in the Registration Statement and the Prospectus and ended on the latest month end prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit referred to in their opinion included in the Registration Statement and the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (k), they have compared with the general accounting records of the Company, which are subject to the internal controls of the Company, the accounting system and other data prepared by the Company directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus, as the Agent may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(l)           To the extent a sale or other disposition or transfer of shares of common stock or other securities of the Company is not otherwise prohibited by applicable law or regulation for the duration of the time period provided therein, each of the persons set forth on Exhibit F hereto shall deliver to the Agent a “lock-up” agreement, each in substantially the form of Exhibit F hereto, relating to the sales and certain other dispositions or transfers of shares of common stock or certain other securities of the Company on or before the date hereof and shall be in full force and effect on the Closing Date.

(m)         At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by McGladrey LLP in the letter delivered by it pursuant to subsection (k) of this Section 10, the “specified date” referred to in clause (ii)(B) of subsection (k) to be a date specified in the letter required by this subsection (m) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

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(n)          At the Closing Date, the Company shall receive from St. James a letter from McAuliffe Financial, LLC, dated the Closing Date (i) confirming that said firm is independent of the Primary Parties and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of St. James as converted, as most recently updated, remains in effect.

(o)          At or prior to the Closing Date, the Agent shall receive from the Wells Parties or St. James, as applicable: (i) a copy of the letters from (A) the OCC approving the Conversion Application and authorizing the use of the Prospectus and Proxy Statement and approving the Interagency Application and (B) the FRB granting the Holding Company Waiver Request; (ii) a certificate of existence from the MDFI for the Bank and from the OCC for St. James; (iii) a certificate from the FDIC evidencing the Bank’s and St. James’ insurance of deposit accounts; (iv) a certificate from the FHLB-Des Moines evidencing the Bank’s and St. James’ membership therein, respectively; (v) a certificate from the Minnesota Secretary of State evidencing the good standing of the Company; (vi) a certificate from the FRB evidencing the valid existence of the Company as a registered bank holding company; and (vii) such other documents and certificates as the Agent may reasonably request.

(p)          Subsequent to the date hereof, there shall not have occurred any of the following; (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”), the Nasdaq Stock Market (“Nasdaq”) or in the over-the-counter market, or quotations halted generally, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either the NYSE or Nasdaq or the over-the-counter market or by order of the Commission or any other Governmental Authority; (ii) a general moratorium on the operations of commercial banks, or federal savings and loan associations or a general moratorium on the withdrawal of deposits from commercial banks or federal savings and loan associations declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war or a material decline in the price of equity or debt securities, if the effect of such declaration or decline, in the Agent’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(q)          At or prior to the Closing Date, the Agent and counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent or its counsel.

(r)          All such opinions, certificates, letters and documents delivered pursuant to this Section 10 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent or to counsel for the Agent.

Section 11.         Indemnification.

(a)          The Primary Parties, jointly and severally, agree to indemnify and hold harmless the Agent, its officers and directors, employees, attorneys and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act (collectively, “Related Persons”), to the fullest extent permitted by law, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses), joint or several,

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that the Agent or the Agent’s Related Persons may suffer or to which the Agent or the Agent’s Related Persons may become subject under all applicable federal or state laws or otherwise related to or arising out of the Offering or the engagement of the Agent pursuant to or the performance by the Agent of the services contemplated by this Agreement, and to promptly reimburse the Agent or the Agent’s Related Persons upon written demand for any expense (including all fees and disbursements of counsel) incurred by the Agent or the Agent’s Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Conversion Application (or any amendment or supplement thereto), the Interagency Application (or any amendment to supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), Registration Statement (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited Use Free Writing Prospectus, any Issuer-Represented General Free Writing Prospectus, or any instrument or document executed by the Primary Parties or based upon written information supplied by a Primary Party and filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt any of the Primary Parties as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the “Blue Sky Application”), or any document, advertisement, oral statement or communication, or supplemental sales material (including the supplemental sales material filed as an exhibit to the Conversion Application) (“Sales Information”) prepared, made or executed by or on behalf of a Primary Party with its consent and based upon written or oral information furnished by or on behalf of a Primary Party, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Interagency Application (or any amendment to supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited Use Free Writing Prospectus, any Issuer-Represented General Free Writing Prospectus, any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion Merger; provided, however, that no indemnification is required under this paragraph (a)(i) by the Wells Parties, to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Conversion Application (or any amendment or supplement thereto), the Interagency Application (or any amendment to supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited Use Free Writing Prospectus, any Issuer-Represented General Free Writing Prospectus, any Blue Sky Application or Sales Information made in reliance upon and in conformity with (A) information furnished in writing to a Primary Party by the Agent or its counsel regarding the Agent, and provided, that it is agreed and understood that the only information furnished in writing to a Primary Party, by the Agent regarding the Agent is set forth in the Prospectus in the first sentence of the second paragraph under the caption “Plan of Distribution; Selling Agent Compensation” (the “Agent Information”) or (B) information furnished in writing to the Wells Parties by St. James regarding St. James (the “St. James Information”); provided further, that such indemnification shall not apply to the extent that such indemnification by the Bank would constitute a covered transaction under Section 23A of the Federal Reserve Act, as amended; (ii) by St. James, except to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement within, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the

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Applications, any Blue Sky Application or Sales Information made in reliance and in conformity with the St. James information; provided, further, that the Primary Parties will not be responsible for any loss, liability, claim, damage or expense to the extent a court of competent jurisdiction finds they result primarily from material oral misstatements by the Agent to a purchaser of Shares which are not based upon information in the Registration Statement or Prospectus, or from actions taken or omitted to be taken by the Agent in bad faith or from the Agent’s gross negligence or willful misconduct, and the Agent agrees to repay to the Primary Parties any amounts advanced to it by the Primary Parties in connection with matters as to which it is found by a court of competent jurisdiction not to be entitled to indemnification hereunder.

(b)          The Agent agrees to indemnify and hold harmless the Primary Parties and the Primary Parties’ Related Persons against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which a Primary Party or any of the Primary Parties’ Related Persons may suffer or to which a Primary Party or the Primary Parties’ Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse a Primary Party or the Primary Parties’ Related Persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by any Primary Party or the Primary Parties’ Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that the Agent’s obligations under this Section 11 shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with the Agent Information.

(c)          Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 11 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and

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any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

(d)          The Primary Parties shall be liable for any settlement of any claim against the Agent’s Related Persons made with the consent of the Primary Parties, which consent shall not be unreasonably withheld. The Primary Parties shall not, without the prior written consent of the Agent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified person is a party thereto) unless such settlement, compromise, consent or termination does not include a statement or acknowledgement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party and provides that the Agent and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such claim, suit or proceeding. No indemnified party seeking indemnification, reimbursement or contribution under this Section 11 will, without the indemnifying parties’ prior written consent, which consent may not be unreasonably withheld, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding sentence. The Agent will not enter into any settlement for which any of the Primary Parties could be liable without such Primary Parties’ prior written consent, not to be unreasonably withheld or delayed.

(e)          The agreements contained in this Section 11 and the representations and warranties of the Primary Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent’s Related Persons or by or on behalf of any of the Primary Parties or any of their Related Persons; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

Section 12.         Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 11 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Wells Parties or the Agent, the Wells Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Wells Parties or the Agent from persons other than the other parties thereto, who may also be liable for contribution) (a) in such proportion as is appropriate to reflect the relative benefits to the Primary Parties, on the one hand, and the Agent, on the other hand, of the engagement provided for in this Agreement or, (b) if the allocation provided for in clause (a) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (a) but also the relative fault of the Primary Parties on the one hand, and the Agent, on the other hand, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Primary Parties on the one hand or the Agent on the other and the parties’ relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Primary Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 12. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. The relative benefits to the Primary Parties and to the Agent of the engagement under this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or

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received or contemplated to be received by the Primary Parties in the Conversion and the Offering that are the subject of the engagement hereunder, whether or not consummated, bears to (b) the fees paid or to be paid to the Agent under this Agreement. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 11(b) or this Section 12 which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. The obligations of the Primary Parties under this Section 12 and under Section 11 shall be in addition to any liability which the Primary Parties and the Agent may otherwise have. For purposes of this Section 12, each of the Agent’s and the Primary Parties’ Related Persons shall have the same rights to contribution as the Agent on the one hand, or, the Primary Parties on the other hand. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 12, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 12.

Section 13.         Termination.  The Agent may terminate this Agreement upon the occurrence of the following by giving the notice indicated below in Section 13 at any time after this Agreement becomes effective:

(a)          If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in the Agent’s reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the NYSE, the Nasdaq Stock Market (“Nasdaq”), or the OTC Markets shall have suspended (except that this shall not apply to the imposition of NYSE, Nasdaq or the OTC Markets trading collars imposed on program trading); or if the United States shall have become involved in a war or major hostilities or escalation thereof; or if a general banking moratorium has been declared by a state or federal authority which has a material effect on any Primary Party; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the financial condition, results of operations or business of any Primary Party, or if any Primary Party shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or, if there shall have been a material adverse change in the financial condition, results of operations or business of any Primary Party.

(b)          In the event the Company fails to sell the required minimum number of Shares by the date when such sales must be completed, in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(a) and (d), 9, 11 and 12 hereof.

(c)          If any of the conditions specified in Section 10 of this Agreement shall not have been fulfilled when and as required by this Agreement, unless waived in writing, this Agreement and all of the Agent’s obligations hereunder may be cancelled by the Agent by notifying the Primary Parties of such cancellation at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 2(d), 2(h), 7, 8, 9, 11 and 12 hereof.

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(d)          If the Agent elects to terminate this Agreement as provided in this Section, the Primary Parties shall be notified promptly by telephone or electronic mail, confirmed by letter.

The Primary Parties may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 6 and such breach has not been cured within thirty (30) days after any Primary Party has provided the Agent with notice of such breach.

This Agreement may also be terminated by mutual written consent of the parties hereto.

Section 14.         Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered by facsimile or email and confirmed to Sterne, Agee & Leach, Inc., 1 N. Wacker Drive, Suite 3500, Chicago, IL 60606 Attention: Robert J. Toma, Managing Director, with a copy to Jennifer Durham King, Esq., Vedder Price P.C., 222 N. LaSalle Street, Suite 2600, Chicago, IL 60601; if sent to the Company or the Bank, shall be mailed, delivered or telegraphed and confirmed to the Company at 53 First Street, SW, Wells, Minnesota 56097 Attention: James D. Moll, Interim President, with a copy to John J. Spidi, Esq., Jones Walker LLP, 1227 25th Street, NW, Suite 200 West, Washington, D.C. 20037; and if sent to St. James, shall be mailed, delivered or telegraphed and confirmed to St. James at 501 First Avenue South, St. James, Minnesota 56081 Attention: Timothy J. Peterson, President and CEO, with a copy to [NAME], Lindquist & Vennum LLP, [ADDRESS].

Section 15.         Parties.  Any Primary Party shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned or any other authorized officer of the Agent. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of any Primary Party, when the same shall have been given by the undersigned or any other authorized officer of such Primary Party. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Company, the Bank, St. James, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors” as used in this Agreement shall not include any purchaser of any of the Shares.

Section 16.         Closing.  The closing for the issuance and sale of the Shares (the “Closing”) shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Company. At the Closing, the Company and St. James shall deliver to the Agent in same day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 9 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the issuance and sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

Section 17.         Partial Invalidity.  In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 18.         Governing Law and Construction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

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Section 19.         Counterparts.  This Agreement may be executed in separate counterpart, and by facsimile or electronic signatures, including by .pdf and electronic mail, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Section 20.         Entire Agreement.  This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

Section 21.         Survival.  The respective indemnities, agreements, representations, warranties and other statements of each Primary Party and the Agent, as set forth in this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any of the Agent’s officers or directors or any person controlling the Agent, or any Primary Party, or any of their officers or directors or any person controlling such Primary Party, and shall survive termination of this Agreement and receipt or delivery of any payment for the Shares.

Section 22.         Waiver of Trial by Jury.  Each of the Agent and each Primary Party waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort or otherwise) related to or arising out of this Agreement.

[Remainder of page intentionally blank]

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If the foregoing correctly sets forth the arrangement among the Company, the Bank, St. James and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent’s acceptance shall constitute a binding agreement.

Very truly yours,

WELLS FINANCIAL CORP., a Minnesota corporation

By Its Authorized Representative:

By:
James D. Moll
Interim President and Chief Executive Officer

ST. JAMES FEDERAL SAVINGS AND LOAN ASSOCIATION, a federally chartered savings association in mutual form

By Its Authorized Representative

By:
Timothy J. Peterson
President and Chief Executive Officer

WELLS FEDERAL BANK, a Minnesota state-chartered bank

By Its Authorized Representative

By:
James D. Moll
Interim President and Chief Executive Officer

Accepted as of the date first written above:

STERNE, AGEE & LEACH, INC., a Delaware corporation

By Its Authorized Representative

By:
Robert J. Toma
Managing Director

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